Exhibit 3.202

State of Missouri. . . Office of Secretary of State JAMES C. KIRKPATRICK, Secretary of State
Articles of Incorporation
(To be submitted in duplicate by an attorney)
HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO. 65101
     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation.
ARTICLE ONE
     The name of the corporation is: MID-STATES DISPOSAL, INC.
ARTICLE TWO
     The address, including street and number, if any, of the corporation’s initial registered office in this state is: Suite 1110, 11 S. Meramac, Clayton, Missouri 63105 and the name of its initial agent at such address is: Bradford L. Stevens
ARTICLE THREE
     The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: 1000 shares common stock without par value
     The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows:
     None
(ILLEGIBLE)
JUL 22 1977

Corporation Dept. SECRETARY OF STATE

ARTICLE FOUR
     The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.
     Preemptive rights are denied.
ARTICLE FIVE
     The name and place of residence of each incorporator is as follows:

Name	Barry D. Dix	Street	15 Windsor Dr.,
Belleville, Illinois 62223 City
ARTICLE SIX
(Designate which and complete the applicable paragraph)
☑ The number of directors to constitute the first board of directors is 3. Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.
or
☐ The number of directors to constitute the board of directors is                     . (The number of directors to constitute the board of directors must be stated herein if there are to be less than three directors. The persons to constitute the first board of directors may, but need not, be named).
ARTICLE SEVEN
     The duration of the corporation is perpetual

STATE OF Illinois
ss.
COUNTY OF St. Clair
     I, Mary B. Meloan, a notary public, do hereby certify that on the 20th day of July, 1977, personally appeared before me, Barry D. Dix (and                                                             ,) who being by me first duly sworn, (severally) declared that he is (they are) the person(s) who signed the foregoing document as incorporator(s), and that the statements therein contained are true.

/s/ Mary B. Meloan
Notary Public

My commission expires March 13, 1978.
(ILLEGIBLE)
JUL 22 1977

Corporation Dept. SECRETARY OF STATE

ARTICLE EIGHT
The corporation is formed for the following purposes:
To operate and conduct a sanitary land fill business and to do and perform all other legal acts permitted general and business corporations.
     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 20th day of July, 1977.

/s/ Barry D. Dix Barry D. Dix

State of Missouri. . . Office of Secretary of State JAMES C. KIRKPATRICK, Secretary of State
Amendment of Articles of Incorporation
(To be submitted in duplicate by an attorney)
HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO. 65101
     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
     (1) The name of the Corporation is MID-STATES DISPOSAL INC.
     The name under which it was originally organized was MID-STATES DISPOSAL INC.
     (2) An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on December 22, 1980.
     (3) Article # 3 is amended to read as follows:
The aggregate number, class and par value, if any, of shares which the Corporation shall be authorized to issue shall be:
          30,000 shares Common Stock without par value.
FILED AND CERTIFICATE
ISSUED
DEC 24 1980

Corporation Dept. SECRETARY OF STATE
(If more than one article is to be amended or more space is needed attach fly sheet)

     (4) Of the 179 shares issued and outstanding, 179 of such shares were entitled to vote on such amendment..
     The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Number of
Class	Outstanding Shares
Common — No Par	179
     (5) The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common — No Par	179
     (6) If the amendment changed the number or par value of authorized shares having a par value the amount in dollars of authorized shares having a par value as changed is:
N/A
     If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:
Increases authorized shares from 1,000 to 30,000 and the consideration for the additional shares shall be $500.00.
     (7) If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:
N/A

     IN WITNESS WHEREOF, the undersigned, B. R. Haney, President (President) has executed this instrument and its Lawrence C. Sumner Assistant Secretary has affixed its corporate seal hereto and attested said seal on the 22nd day of December, 1980.

PLACE CORPORATE SEAL HERE
MID-STATES DISPOSAL INC.
(Name of Corporation)
ATTEST:

/s/ Lawrence C. Sumner Asst. Secretary Lawrence C. Sumner	By	/s/ B. R. Haney (President) B. R. Haney

STATE OF MISSOURI	}	ss.

COUNTY OF ST. LOUIS
     I, Mary Jane Stauder, a notary public, do hereby certify that on this 22nd day of December, 1980, personally appeared before me B.R. Haney, who, being by me first duly sworn, declared that he is the President of MID-STATES DISPOSAL INC. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Mary Jane Stauder
Notary Public

(NOTARIAL SEAL)
My commission expires .	MARY JANE STAUDER NOTARY PUBLIC STATE OF MISSOURI ST. LOUIS COUNTY MY COMMISSION EXPIRES AUGUST 8, 1984
FILED AND CERTIFICATE
ISSUED
DEC 24 1980

Corporation Dept. SECRETARY OF STATE

STAINED DEED

STATE OF MISSOURI	OFFICE OF SECRETARY OF STATE
AMENDMENT OF ARTICLES OF INCORPORATION
(To be submitted in duplicate by an Attorney)
HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MO. 65102
     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
     (1) The name of the Corporation is Mid-States Disposal, Inc.
     The name under which it was originally organized was Mid-States Disposal, Inc.
     (2) An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on February 8, 1982.
     (3) The amendment adopted is as follows:
ARTICLE ONE
     The name of the Corporation is: Laidlaw Waste Systems (Belleville) Inc.
     (4) Of the 1,000 shares outstanding all of such shares were entitled to vote on such amendment.
     The number of outstanding shares of any class entitled to vote thereon as a class were as follows: NONE

Number of
Class	Outstanding Shares

FILED AND CERTIFICATE
ISSUED
MAR 29 1982

Corporation Dept. SECRETARY OF STATE

     (5) The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	1,000	-0-
     (6) If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: NONE

STAINED DEED
     IN WITNESS WHEREOF, the undersigned, B. J. Kiley Vice-President (Vice President) has executed this instrument and its Harold W. Fritz Secretary has affixed its corporate seal hereto and attested said seal on the l0th day of March,1982.

Place Corporate Seal Here
      Mid-States Disposal, Inc.
(Name of Corporation)
ATTEST:

/s/ Harold W. Fritz (Secretary)	By	/s/ B. J. Kiley Vice President
Harold W. Fritz		B. J. Kiley

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)
     I, Faye G. Koutselas, a notary public, do hereby certify that on this 10th day of March, 1982 personally appeared before me Harold W. Fritz and B. J. Kiley, who, being by me first duly sworn, declared that they are the Secretary and Vice President of Mid-States Disposal, Inc., that They signed the foregoing document as Secretary and Vice President of the corporation, and that the statements therein contained are true.

/s/ Faye G. Koutselas
Notary Public
Faye G. Koutselas

(NOTARIAL SEAL)
My commission expires August 11, 1986.
END OF DOCUMENT

STATE of MISSOURI JAMES C. KIRKPATRICK, Secretary of State CORPORATION DIVISION
APPLICATION FOR RESCINDING FORFEITURE
HONORABLE JAMES C. KIRKPATRICK
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO. 65102
     WHEREAS, the charter of Laidlaw Waste Systems (Belleville) Inc., a corporation organized or qualified under the laws of Missouri on the 22nd day of July, 1977, was forfeited on the 1st day of January, 1983 under the provisions of the General Business laws of Missouri, the undersigned, the last Vice President (Vice President), hereby requests that such forfeiture be rescinded and herewith submits the following affidavit, a fee of $50.00 ($50.00 minimum), and such reports or documentation as may be required by the office of the Secretary of State to rescind the forfeiture pursuant to Section 351.540 RSMo 1978.
AFFIDAVIT
FILED
JUL 12 1983

Corporation Dept. SECRETARY OF STATE

STATE OF ILLINOIS	}
SS
COUNTY OF COOK
     Bernard J. Kiley, on his oath, first being duly sworn, states that he is the last Vice President of Laidlaw Waste Systems (Belleville) Inc., a Missouri corporation; that he is acting as one of and on behalf of the statutory trustees, that the trustees have caused the correction of the condition or conditions giving rise to the forfeiture; that said corporation has not evaded or attempted to evade service of process issued from any court of this State; that it has not attempted to conceal from the general public the location of its principal place of business in this State, nor the address of its President or Secretary, so that the ordinary process of law could not be served upon it; that is has paid to the Missouri Department of Revenue all state taxes which it may owe.

/s/ B. J. Kiley
(The last Vice President)

Subscribed and sworn to before me this 10th day of March, 1983.
My Commission expires August 11, 1986

/s/ Faye G. Koutselas
(Notary Public)

State of Missouri Rebecca McDowell Cook, Secretary of State P.O. Box 778, Jefferson City, Mo. 65102 Corporation Division
Amendment of Articles of Incorporation
(To be submitted in duplicate)
Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
1.	The present name of the Corporation is Laidlaw Waste Systems (Belleville), Inc.

The name under which it was originally organized was Mid-States Disposal, Inc.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on December 1, 1997.

3.	Article Number One is amended to read as follows:

The name of the corporation is: Belleville Landfill, Inc.
(If more than one article is to be amended or more space is needed attach fly sheet.)

4.	Of the 1,000 shares outstanding, 1,000 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common Stock	1,000
5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common Stock	1,000	-0-
6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are: N/A

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected: N/A

IN WITNESS WHEREOF, the undersigned, Don slager President or Executive Vice President has executed this instrument and its Secretary or Assistant Secretary has affixed its corporate seal hereto and attested said seal on the 2nd day of December, 1997.

Place
CORPORATE SEAL
Here
(If no seal, state “None.”)
Laidlaw Waste Systems (Belleville), Inc.
Name of Corporation
ATTEST:

/s/ Kimberly R. Boll Secretary or assistant Secretary	By	/s/ Don Slager President or Vice President
FILED AND CERTIFICATE
ISSUED
DEC 18 1997

SECRETARY OF STATE

State of Arizona	}	ss.

County of Maricopa
     I, Susan L. Shipman, a Notary Public, do hereby certify that on this 2nd day of December, 1997, personally appeared before me Don Slager and Kimberly R. Boll who, being by me first duly sworn, declared that he is the Executive Vice President and Assistant Secretary of Laidlaw Waste Systems (Belleville), Inc. that he signed the foregoing documents as Executive Vice President and Assistant Secretary of the corporation, and that the statements therein contained are true.

(Notarial Seal)

/s/ (ILLEGIBLE) Notary Public
My commission expires 1.31.00